UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Nabi Biopharmaceuticals
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Amendment to Merger Implementation Agreement

On September 17, 2012, Nabi Biopharmaceuticals, a Delaware corporation (“Nabi”), and Biota Holdings Limited, a Melbourne, Australia company (“Biota”), entered into an amendment deed (the “Amendment”) to the merger implementation agreement, dated April 22, 2012 (as previously amended on August 6, 2012, the “Transaction Agreement”), between Nabi and Biota.

As previously disclosed, pursuant to the Transaction Agreement, Nabi and Biota propose to undertake a business combination under Australian corporate law such that each ordinary share of Biota capital stock (the “Biota Shares”) will be exchanged for newly issued shares of Nabi common stock (the “New Nabi Shares”), and Biota will become a wholly-owned subsidiary of Nabi (the “Transaction”). Existing shares of Nabi common stock outstanding at the completion of the Transaction will remain outstanding. In connection with the Transaction, Nabi will change its name to “Biota Pharmaceuticals, Inc.” but will remain listed on the NASDAQ Stock Market and headquartered in the U.S. A copy of the Transaction Agreement was included as Exhibit 2.1 to Nabi’s Current Report on Form 8-K filed by Nabi with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2012. A copy of the amendment dated August 6, 2012 to the Transaction Agreement was included as Exhibit 2.1 to Nabi’s Current Report on Form 8-K filed by Nabi with the SEC on August 8, 2012.

The Amendment modifies the following terms of the Transaction Agreement, among others:

•

Nabi cash at closing—Nabi’s assets at the completion of the Transaction will include US$27 million in cash, instead of US$54 million, as originally provided in the Transaction Agreement. Nabi plans to return to its stockholders its remaining cash in excess of the US$27 million required to be held by Nabi at closing after satisfying outstanding liabilities. Such distribution is expected to take the form of a dividend or return of capital, and currently is expected to be in the range of approximately US$28 million to US$31 million in the aggregate.

•

Adjustment to exchange ratio—Under the amended terms, the actual number of New Nabi Shares to be issued to Biota stockholders in exchange for Biota Shares, and therefore the actual percentage ownership of the outstanding common stock of the combined company to be held by current Nabi stockholders, will be determined under a collar mechanism based on the volume-weighted average (“VWAP”) price of Biota Shares on the Australian Securities Exchange (ASX) during the 10 trading days prior to either the Nabi stockholder meeting or the Biota stockholder meeting, whichever one takes place first (the ten day VWAP), as converted into U.S. dollars. The collar range consists of a ten day VWAP equal to or greater than A$0.62 and equal to or less than A$0.86.

As a way of example, using the collar range described above and assuming that the historical daily exchange rate of the Australian dollar against the U.S. dollar on each corresponding day of the ten day VWAP is US$1.05 to A$1.00, each Biota Share will be transferred to Nabi in exchange for between approximately 0.69403 and approximately 0.96269 New Nabi Shares. As a result, New Nabi Shares issued to former Biota stockholders will represent between approximately 81.5% and 85.9% of the outstanding common stock of the combined company and shares of Nabi common stock held by current Nabi stockholders will represent between approximately 14.1% and 18.5% of the outstanding common stock of the combined company.

•	Collar mechanism and termination right—If the ten day VWAP is equal to or greater than A$0.62 or equal to or less than A$0.86, the exchange ratio will be based on the actual ten day VWAP.

If the ten day VWAP is less than A$0.62, Nabi may terminate the Transaction Agreement. If Nabi does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on A$0.62.

If the ten day VWAP is greater than A$0.86, Biota may terminate the Transaction Agreement. If Biota does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on A$0.86.

Neither Nabi nor Biota will be required to pay a break fee to the other party for terminating the Transaction Agreement as described above.

•	Extension of end date—The date on which the Transaction Agreement will automatically terminate if the Transaction has not been completed has been extended from October 31, 2012 to November 30, 2012.

Nabi intends to file with the SEC and disseminate to its stockholders a supplement (the “Supplement”) to Nabi’s definitive proxy statement, dated August 7, 2012, that will describe the amended terms of the Transaction Agreement and provide related relevant information.

A copy of the Amendment is filed as Exhibit 2.1 to Nabi’s Current Report on Form 8-K filed by Nabi with the SEC on September 18, 2012 and is incorporated herein by reference. The description of the Amendment included herein is not complete and is qualified in its entirety by reference to the full text of the Amendment set forth on Exhibit 2.1 to Nabi’s Current Report on Form 8-K filed by Nabi with the SEC on September 18, 2012.

Date for Stockholder Voting to be Announced

In order to provide Nabi stockholders with sufficient time and opportunity to consider the amended terms of the Transaction, the meeting of Nabi stockholders to vote on the proposals related to the Transaction, originally scheduled to be held on September 24, 2012, will be either adjourned or postponed to a new date that Nabi will announce. The Transaction and related matters also require the approval of Biota stockholders.

Support of Transaction by Mangrove

Mangrove Partners Fund, L.P. and certain of its affiliates, which own approximately 4% of the outstanding shares of Nabi common stock and had previously opposed the Transaction, have entered into a support agreement dated September 17, 2012 with Nabi pursuant to which Mangrove has agreed to support the Transaction, as amended, and to vote all of the shares of Nabi common stock owned by them in accordance with the recommendation of Nabi’s Board of Directors on each of the proposals set forth in the Nabi definitive proxy materials in connection with the Transaction. The obligations of Mangrove under the support agreement cease in the event the Transaction is further amended on economic terms any less favorable than the terms of the amended Transaction. Under the support agreement, Nabi has agreed to reimburse Mangrove for costs associated with its proxy solicitation of up to an aggregate amount of US$100,000.

A copy of the support agreement is filed as Exhibit 10.1 to Nabi’s Current Report on Form 8-K filed by Nabi with the SEC on September 18, 2012 and is incorporated herein by reference. The description of the support agreement included herein is not complete and is qualified in its entirety by reference to the full text of the support agreement set forth on Exhibit 10.1 to Nabi’s Current Report on Form 8-K filed by Nabi with the SEC on September 18, 2012.

Important Additional Information

In connection with the Transaction, Nabi has filed a definitive proxy statement, dated August 7, 2012, with the SEC in connection with a special meeting of stockholders of Nabi to be held on September 24, 2012 and will be filing a Supplement to the definitive proxy statement describing the amended Transaction. STOCKHOLDERS AND INVESTORS ARE URGED TO READ NABI’S DEFINITIVE PROXY MATERIALS, THE SUPPLEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY NABI WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors may obtain a free copy of Nabi’s definitive proxy statement and other materials filed by Nabi with the SEC at the SEC’s website at www.sec.gov, at Nabi’s website at www.nabi.com, or by contacting Morrow & Co., LLC, Nabi’s proxy solicitation agent, at (203) 658-9400 or toll-free at (800) 607-0088.

Forward-Looking Statements

Statements set forth above that are not strictly historical are forward-looking statements and include statements about the Transaction and related matters, the exchange ratio under the Transaction Agreement, Nabi’s plans to distribute cash or other rights to its stockholders, expected timing and completion of the proposed transactions, cash expenditures, and alliances and partnerships, among other matters. You can identify these forward-looking statements because they involve Nabi’s expectations, intentions, beliefs, plans, projections, anticipations, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks that are more fully discussed in Nabi’s definitive proxy statement for the Special Meeting filed with the SEC on August 7, 2012 under the captions “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statement” and elsewhere in the proxy statement. Nabi does not undertake to update any of these forward-looking statements or to announce the results of any revisions to these forward-looking statements except as required by law.

Press Release

On September 17, 2012, Nabi issued the following press release in connection with the Amendment.

Contact

Nabi Investor Relations 301-770-3099 www.nabi.com	Morrow & Co., LLC Attn: Joe Mills 203-658-9400

Nabi Biopharmaceuticals and Biota Holdings Limited

Amend Terms of Business Combination; Mangrove Partners

Agrees to Support the Amended Transaction

ROCKVILLE, Md., Sept. 17, 2012—Nabi Biopharmaceuticals (NABI) today announced that it has agreed on revised terms with Biota Holdings Limited (BTA.AX) with respect to the proposed business combination transaction of the two companies. Nabi and Biota entered into an amendment deed to the merger implementation agreement, which Nabi and Biota had entered into on April 22, 2012. In the business combination transaction (the “Transaction”), Nabi and Biota will form a combined company, Biota Pharmaceuticals, Inc., to be listed on NASDAQ and headquartered in the U.S. The revised terms of the Transaction, which are described below, provide for a greater return to Nabi stockholders of cash and include a collar mechanism pursuant to which the number of shares of Nabi common stock that Biota stockholders will receive in the Transaction is linked to Biota’s stock price.

The revisions to the terms of the Transaction serve, in part, to address the fact that, since the Transaction was first announced in April 2012, the market value of Biota’s outstanding shares has declined. The Board of Directors of Nabi believes that, by increasing the cash return to Nabi stockholders and linking the number of shares of Nabi common stock that Biota stockholders will receive in the Transaction to Biota’s stock price, Nabi’s stockholders will receive additional value in the Transaction.

“I am very pleased with the revised terms of the agreement and believe it is in the best interest of Nabi and its stockholders,” said Dr. Raafat Fahim, President and CEO of Nabi. “For Nabi’s stockholders, the amended terms afford them the opportunity to participate in the growth opportunity of the combined company while reducing the investment risk through the return of more cash.”

The Boards of Directors of both Nabi and Biota approved the amendment to the merger implementation agreement and have reaffirmed their belief that the Transaction and the related transactions are advisable and in the best interests of their respective stockholders. Nabi’s Board of Directors unanimously recommends that Nabi’s stockholders approve the proposals set forth in Nabi’s definitive proxy materials dated August 7, 2012, filed by Nabi with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Transaction, at the meeting of Nabi stockholders at which such matters will be considered.

Date for Stockholder Voting to be Announced

In order to provide Nabi stockholders with sufficient time and opportunity to consider the amended terms of the Transaction, the meeting of Nabi stockholders to vote on proposals related to the Transaction, originally scheduled to be held on September 24, 2012, will be either adjourned or postponed to a new date that Nabi will announce. The Transaction and related matters also require the approval of Biota stockholders.

Support of Transaction by Mangrove

Mangrove Partners Fund, L.P. and certain of its affiliates, which own approximately 4% of the outstanding shares of Nabi common stock and had previously opposed the Transaction, have entered into a support agreement with Nabi pursuant to which Mangrove has agreed to support the Transaction, as amended, and to vote all of the shares of Nabi common stock owned by them in accordance with the recommendation of Nabi’s Board of Directors on each of the proposals set forth in the Nabi definitive proxy materials in connection with the Transaction. Under the support agreement, Nabi has agreed to reimburse Mangrove for costs associated with its proxy solicitation of up to an aggregate amount of US$100,000.

Revised Transaction Terms

The revised terms of the merger implementation agreement include the following:

•

Nabi cash at closing—Nabi’s assets at the completion of the Transaction will include US$27 million in cash, instead of US$54 million, as originally provided. Nabi plans to return to its stockholders its remaining cash in excess of the US$27 million required to be held by Nabi at closing after satisfying outstanding liabilities. Such distribution is expected to take the form of a dividend or return of capital, and currently is expected to be in the range of approximately US$28 million to US$31 million in the aggregate.

•

Adjustment to exchange ratio—Under the amended terms, the actual number of shares of Nabi common stock to be issued to Biota stockholders, and therefore the actual percentage ownership of the outstanding common stock of the combined company to be held by current Nabi stockholders, will be determined under a collar mechanism based on the volume-weighted average (“VWAP”) Biota share price on the Australian Securities Exchange (ASX) during the 10 trading days prior to either the Nabi stockholder meeting or the Biota stockholder meeting, whichever one takes place first (the ten day VWAP), as converted into U.S. dollars. The collar range consists of a ten day VWAP equal to or greater than A$0.62 and equal to or less than A$0.86.

As a way of example, using the collar range described above and assuming that the historical daily exchange rate of the Australian dollar against the U.S. dollar on each corresponding day of the Ten Day VWAP is US$1.05 to A$1.00, each outstanding ordinary share of Biota will be transferred to Nabi in exchange for between approximately 0.69403 and approximately 0.96269 newly issued shares of Nabi common stock. As a result, the shares of Nabi common stock issued to former Biota stockholders will represent between approximately 81.5% and 85.9% of the outstanding common stock of the combined company and shares of Nabi common stock held by current Nabi stockholders will represent between approximately 14.1% and 18.5% of the outstanding common stock of the combined company.

•	Collar mechanism and termination right—If the ten day VWAP is equal to or greater than A$0.62 or equal to or less than A$0.86, the exchange ratio will be based on the actual ten day VWAP.

If the ten day VWAP is less than A$0.62, Nabi may terminate the merger implementation agreement. If Nabi does not exercise its right to terminate the merger implementation agreement, then the exchange ratio will be based on A$0.62.

If the ten day VWAP is greater than A$0.86, Biota may terminate the merger implementation agreement. If Biota does not exercise its right to terminate the merger implementation agreement, then the exchange ratio will be based on A$0.86.

Neither party will be required to pay a break fee to the other party for terminating the merger implementation agreement as described above.

•

Extension of end date—The date on which the merger implementation agreement will automatically terminate if the transaction has not been consummated has been extended from October 31, 2012 to November 30, 2012.

Nabi intends to file with the SEC and disseminate to its stockholders a supplement (the “Supplement”) to the definitive proxy statement, dated August 7, 2012, that will describe the amended terms of the merger implementation agreement and provide related relevant information.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals, headquartered in Rockville, Maryland, is a biopharmaceutical company that has focused on the development of vaccines addressing unmet medical needs,

including nicotine addiction. Its sole product currently in development is NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for the treatment of nicotine addiction and prevention of smoking relapse based on patented technology. For additional information about Nabi Biopharmaceuticals, please visit www.nabi.com.

Important Additional Information

In connection with the business combination transaction between Biota and Nabi, Nabi has filed a definitive proxy statement, dated August 7, 2012, with the SEC in connection with a special meeting of stockholders of Nabi to be held on September 24, 2012 and will be filing a Supplement to the definitive proxy statement describing the amended Transaction. STOCKHOLDERS AND INVESTORS ARE URGED TO READ NABI’S DEFINITIVE PROXY MATERIALS, THE SUPPLEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY NABI WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors may obtain a free copy of Nabi’s definitive proxy statement and other materials filed by Nabi with the SEC at the SEC’s website at www.sec.gov, at Nabi’s website at www.nabi.com, or by contacting Morrow & Co., LLC, Nabi’s proxy solicitation agent, at (203) 658-9400 or toll-free at (800) 607-0088.

Forward-Looking Statements

Statements set forth above that are not strictly historical are forward-looking statements and include statements about the Transaction and related matters, Nabi’s plans to distribute cash or other rights to its stockholders, expected timing and completion of the proposed transactions, products in development, results and analyses of clinical trials and studies, research and development expenses, cash expenditures, licensure applications and approvals, and alliances and partnerships, among other matters. You can identify these forward-looking statements because they involve our expectations, intentions, beliefs, plans, projections, anticipations, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks that are more fully discussed in Nabi’s definitive proxy statement for the Special Meeting filed with the SEC on August 7, 2012 under the captions “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statement” and elsewhere in the proxy statement. We do not undertake to update any of these forward-looking statements or to announce the results of any revisions to these forward-looking statements except as required by law.